Exhibit 32.1

Certification of CEO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Lisa Y. Roskens, Chief Executive Officer of the general partner of the General Partner of America First Tax Exempt Investors, L.P. (the “Company”), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

 (1) The Quarterly Report on Form 10-Q of the Company for the three and nine months ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 7, 2008
/s/ Lisa Y. Roskens
Lisa Y. Roskens
Chief Executive Officer
Burlington Capital Group LLC, acting in its capacity as general partner of the General Partner of America First Tax Exempt Investors, L.P.

A signed original of this written statement required by Section 906 has been provided to America First Tax Exempt Investors, L.P. and will be retained by America First Tax Exempt Investors, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.